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Exhibit 10.2

LIMITED GUARANTY

        This Limited Guaranty (this "Limited Guaranty") is made and entered into as of March 14, 2011 (the "Guarantee") by and among Animal Health International, Inc. a Delaware corporation (the "Company"), Green Equity Investors V, L.P., a Delaware limited partnership ("GEI V"), and Green Equity Investors Side V, L.P., a Delaware limited partnership ("GEIS V" and together with GEI V, the "Guarantors", each a "Guarantor"). Except as specified herein, capitalized terms used in this Guarantee shall have the meanings assigned to such terms in the Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof, the "Merger Agreement") by and among Lextron, Inc., a Colorado corporation ("Parent"), Buffalo Acquisition, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Merger Sub") and the Company.

        In consideration of, and as an inducement to the Company entering into the Merger Agreement and performing its obligations thereunder, each Guarantor hereby irrevocably and unconditionally, severally and not jointly, guarantees to the Company the prompt and complete payment of an aggregate of 33.00% (the "Guaranteed Percentage") of the obligation of Parent to pay to the Company the Parent Termination Fee or Regulatory Termination Fee, as applicable, if, as and when those obligations become payable pursuant to the terms and conditions of the Merger Agreement (the "Guaranteed Obligations"). It is expressly understood that the Guaranteed Obligations set forth in this Limited Guaranty shall be several and not joint between the Guarantors, and it is further understood and agreed by GEI V and GEIS V that the Guaranteed Obligations shall be apportioned between them in percentages of 76.9245 and 23.0755, respectively (each a, Pro Rata Portion"). In no event shall a Guarantor's liability in respect of the Guaranteed Obligations exceed such Guarantor's Pro Rata Portion of the Guaranteed Percentage of the Guaranteed Obligations (such limitation on the liability each Guarantor may have for its Pro Rata Portion of the Guaranteed Percentage of the Guaranteed Obligations being herein referred to as such Guarantor's "Cap"), it being understood that this Limited Guaranty may not be enforced against any Guarantor without giving effect to such Guarantor's Cap.

        Each Guarantor hereby, severally and not jointly, represents and warrants to Company that: (a) it is a limited partnership, duly organized, validly existing and in good standing under the Laws of Delaware, (b) it has the necessary power and authority to enter into, execute and deliver this Limited Guaranty and to perform fully its respective obligations hereunder, (c) the execution, delivery and performance of this Limited Guaranty by such Guarantor has been duly and validly authorized and approved by all necessary limited partnership action, and no other proceedings or actions on the part of such Guarantor are necessary therefor, (d) this Limited Guaranty has been duly and validly executed and delivered by such Guarantor and constitutes a legal, valid and binding agreement of such Guarantor enforceable by the Company against such Guarantor in accordance with its terms, except to the extent enforceability may be limited by the effect of applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and the effect of general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity, (e) such Guarantor has the financial capacity to pay and perform its obligations under this Limited Guaranty (subject to the Cap), and all funds necessary for such Guarantor to fulfill its obligations under this Limited Guaranty (subject to the Cap) shall be available to such Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with the termination provisions set forth herein, (f) the execution, delivery and performance of this Limited Guaranty by such Guarantor does not (i) violate its organizational documents, (ii) violate any applicable law or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of any benefit under, any material contract to which such Guarantor is a party; and (g) all consents, approvals, authorizations and permits of, filings with and notifications to, any Governmental Authority necessary for the due execution, delivery and performance of this Limited Guaranty by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guaranty.

        Each Guarantor hereby agrees that irreparable damages would occur in the event that any of the provisions of this Limited Guaranty were not performed in accordance with the terms hereof, and that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Company is entitled at law or in equity. Each Guarantor agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the Company has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or equity. In the event that the Company is seeking an injunction or injunctions to prevent breaches of this Limited Guaranty and to enforce specifically the terms and provisions of this Limited Guaranty, the Company shall not be required to provide any bond or other security in connection with any such order or injunction.

        Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered contemporaneously herewith, and notwithstanding the fact that the Guarantors may be partnerships, by its acceptance of the benefits of this Limited Guaranty, the Company acknowledges and agrees that neither it nor any of its Affiliates or Representatives have any right of recovery against, and no liability shall attach to, the former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers or general or limited partners of any Guarantor, Parent, Merger Sub or any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, agent, Affiliate, member, manager or general or limited partner of any of the foregoing (collectively, but not including the Guarantors, Parent or Merger Sub, each an "Affiliated Party"), whether by or through attempted piercing of the corporate or partnership veil, by or through a claim by or on behalf of Parent or Merger Sub against an Affiliated Party or any Guarantor (including a claim to enforce the Financing Commitment), by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any Law, or otherwise. Nothing set forth in this Limited Guaranty shall confer or give or shall be construed to confer or give to any Person other than each of the Guarantors and the Company (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Company and each Guarantor as expressly set forth herein. The Company acknowledges that each Guarantor is agreeing to enter into this Limited Guaranty in reliance on the provisions set forth in this paragraph and this paragraph shall survive termination of this Limited Guaranty.

        This Limited Guaranty shall terminate automatically and immediately, and neither Guarantor shall have any further obligations under this Limited Guaranty, as of the earlier of (i) the Effective Time, (ii) the time at which all amounts payable by the Guarantors under this Limited Guaranty shall be paid in full, (iii) the valid termination of the Merger Agreement by mutual consent of the Company, Merger Sub and Parent pursuant to Section 8.1 of the Merger Agreement and (iv) the date which is thirty (30) days following the valid termination of the Merger Agreement (other than pursuant to Section 8.1 of the Merger Agreement) if the Company has not presented a claim for payment hereunder to such Guarantor (which claim shall set forth in reasonable detail the basis for such claim) by such 30th day (in which case, the Guarantors' obligations hereunder shall survive until such proceeding is finally and conclusively resolved by a court of competent jurisdiction).

        None of the Guarantors or the Company may assign its rights, interests or obligations hereunder to any Person (except by operation of law) without the prior written consent of the Company or the Guarantors, as the case may be.

        The Guarantors each waive, for the benefit of the Company, (i) any right to require the Company to proceed against either or both of the Guarantors or to pursue any other remedy available to the

Company, and (ii) any notices, demands, presentments, notices of nonperformance, including acceptance of this Limited Guaranty or notices of default under the Merger Agreement. No failure to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder.

        Any notice or communication required or permitted by this Limited Guaranty shall be deemed sufficiently given if in writing and, if delivered personally, when it is delivered or, if delivered in another manner, the earlier of when it is actually received by the Person to which it is directed, or when the period set forth below expires (whether or not it is actually received):

  A)
  if transmitted by facsimile transmission ("fax"), 24 hours after (i) transmission to the Person's fax number set forth below, with the Person's name and address set forth below clearly shown on the page first transmitted, and (ii) receipt by the transmitting Person of written confirmation of successful transmission, which confirmation may be produced by the transmitting Person's equipment;

  B)
  if deposited with the U.S. Postal Service as certified or registered mail, postage prepaid, and addressed to the Person to receive it as set forth below, 48 hours after such deposit;

  C)
  if sent by Federal Express, or a similar delivery service in general usage for delivery to the address of the Person to receive it as set forth below, 24 hours after the delivery time promised by the delivery service:

      If to any of the Guarantors:

      c/o Leonard Green & Partners, L.P.
      11111 Santa Monica Blvd., Suite 2000
      Los Angeles, California 90025
      Telephone: (310) 954-0444
      Attention: John M. Baumer
                          Alyse Wagner

      With a copy to:

      Latham & Watkins LLP
      885 Third Avenue
      New York, NY 10022
      Telephone: (212) 906-1200
      Attention: Howard A. Sobel, Esq.
                          John Giouroukakis, Esq.

      If to the Company, as provided in the Merger Agreement.

        This Limited Guaranty and all actions arising under or in connection therewith shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each party hereto hereby irrevocably and unconditionally (i) consents to submit to the sole and exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if under applicable law exclusive jurisdiction over the matter is vested in the federal courts, any court of the United States located in the State of Delaware, for any litigation arising out of or relating to this Limited Guaranty, or the negotiation, validity or performance of this Limited Guaranty, or the transactions contemplated hereby, (ii) agrees not to commence any litigation relating thereto except in such courts, (iii) waives any objection to the laying of venue of any such litigation in such courts and (iv) agrees not to plead or claim in such courts that such litigation brought therein has been brought in any inconvenient forum.

        TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY TO THIS LIMITED GUARANTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM WITH RESPECT TO ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.

[Signature Page Follows]

        IN WITNESS WHEREOF, the Guarantors and the Company have caused this Limited Guaranty to be executed as of the date first written above by their respective officers thereunto duly authorized.

GREEN EQUITY INVESTORS V, L.P.
			By:	GEI Capital V, LLC, its General Partner
				By:	/s/ JOHN M. BAUMER
					Name:	John M. Baumer
					Title:	Partner
GREEN EQUITY INVESTORS SIDE V, L.P.
			By:	GEI Capital V, LLC, its General Partner
				By:	/s/ JOHN M. BAUMER
					Name:	John M. Baumer
					Title:	Partner
Accepted and Agreed to:
ANIMAL HEALTH INTERNATIONAL, INC.
By:	/s/ WILLIAM F. LACEY
	Name:	William F. Lacey
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Limited Guaranty]

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  Exhibit 10.2
LIMITED GUARANTY